UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 9, 2009
Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
On December 11, 2009, Commercial Vehicle Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “December 11, 2009 Form 8-K”) announcing the closure of its Norwalk, Ohio truck cab assembly facility, as a result of Navistar’s decision to insource the cab assembly operations performed at Norwalk into its existing assembly facility in Escobedo, Mexico. At that time, the Company was unable to make a determination of the estimated costs and cash expenditures associated with the closure of the Norwalk facility as required by Item 2.05 of Form 8-K. In the December 11, 2009 Form 8-K, the Company undertook to announce further details as the transition plan is finalized.
The Company is filing this Form 8-K/A to amend the December 11, 2009 Form 8-K to update the disclosure therein under Item 2.05.
The Company plans to perform the final assembly of product at its Norwalk, Ohio facility in May 2010 and estimates it will incur total (net) expenses related to the closure of its Norwalk, Ohio facility of approximately $2.6 million, consisting of approximately $0.5 million of employee-related costs and approximately $2.1 million of facility closure and other costs. Of this amount, approximately $0.2 million was incurred through December 2009. The Company expects that it will incur approximately $0.5 million of these employee-related costs and approximately $1.3 million of these facility closure and other costs from April through December 2010. From 2011 through 2016, the Company estimates it will incur expenses related to the closure of approximately $0.6 million, consisting of a benefit of approximately $0.2 million primarily related to its employee-related pension and post-retirement plans and an expense of approximately $0.8 million of facility closure and other costs.
The Company estimates that total (net) cash expenditures resulting from these charges will be approximately $6.6 million, of which approximately $0.1 million was incurred through March 2010 and approximately $1.0 million is expected to be incurred from April through December 2010. From 2011 through 2016, the Company estimates it will incur cash expenditures related to the closure of approximately $5.5 million, primarily related to funding of certain pension and post-retirement plans and facility lease obligations.
This Current Report on Form 8-K contains forward-looking statements that are subject to risks and uncertainties. These statements are indicated by words such as “expect,” “estimate” or similar expressions. In particular, this Current Report on Form 8-K contains forward-looking statements about management estimates of the charges and cash expenditures expected to be incurred in connection with the closure of the Norwalk facility and the nature of charges to be incurred. These statements are based upon information available to management as of the date hereof. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including, but not limited to, higher than expected closure expenses, a delay in implementation of the closure and other risks and uncertainties described in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.
April 30, 2010	By:	/s/ Chad M. Utrup
		Name:	Chad M. Utrup
		Title:	Chief Financial Officer